UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 28, 2014

NORTHSTAR REALTY FINANCE CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32330	11-3707493
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

399 Park Avenue
18th Floor
New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2014, NorthStar Asset Management Group Inc. (“NSAM”), a subsidiary of NorthStar Realty Finance Corp. (the “Company”), adopted the NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan (the “NSAM Stock Plan”) and the NorthStar Asset Management Group Inc. Executive Incentive Bonus Plan (the “NSAM Incentive Plan”) in connection with the anticipated spin-off of NSAM from the Company.

NSAM 2014 Omnibus Stock Incentive Plan

The NSAM Stock Plan is intended to be the initial omnibus plan pursuant to which NSAM will grant equity awards and certain performance-based cash awards. NSAM may grant stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalent rights, other types of equity awards, and cash awards pursuant to the NSAM Stock Plan, including awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards under the NSAM Stock Plan may be made to officers, employees, directors (including non-employee directors), consultants and advisors of NSAM or any parent or subsidiary of NSAM who provides services to NSAM. The term of the NSAM Stock Plan will expire on March 31, 2024.

Initially, 45,000,000 shares of common stock of NSAM have been reserved for the issuance of awards under the NSAM Stock Plan; provided that this number will automatically increase each January 1, beginning on January 1, 2015, by two percent of the outstanding number of shares of common stock of NSAM on the immediately preceding December 31. The number of shares of common stock of NSAM reserved under the NSAM Stock Plan was based on the aggregate number of outstanding shares of the Company’s common stock. In the event of a reverse stock split or other similar event affecting the Company’s common stock prior to the spin-off, the number of shares of common stock of NSAM reserved under the NSAM Stock Plan will be proportionally adjusted.

Prior to the completion of the anticipated spin-off of NSAM from the Company, the Compensation Committee of the Board of Directors of the Company will administer the NSAM Stock Plan. Following the completion of the spin off, the Compensation Committee of the board of directors of NSAM will administer the NSAM Stock Plan.

NSAM Executive Incentive Bonus Plan

The NSAM Incentive Plan establishes the general parameters of NSAM’s intended incentive bonus program for its executive officers, and is similar in structure to the existing executive bonus plan of the Company.

Under the NSAM Incentive Plan, for each plan year, the administrator will establish two bonus pools (an annual cash bonus pool and a long-term bonus pool), award a bonus pool percentage or percentages to each participant with respect to such bonus pools (i.e., the percentage of such pool that the participant will be eligible to receive as either an annual bonus or a long-term bonus, if applicable criteria are achieved) and establish performance goals, vesting requirements and other terms and conditions applicable to such bonuses. Bonuses under the NSAM Incentive Plan will also constitute awards under the NSAM Stock Plan and are

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intended to be eligible to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

If awarded an annual bonus pool percentage by the administrator for a plan year, a participant will be eligible to receive an annual bonus with respect to such plan year. A participant’s maximum annual bonus will equal the product of the participant’s annual bonus pool percentage and the annual cash bonus pool. The actual amount of annual bonuses will be tied to the achievement of performance goals established by the administrator. The administrator shall determine the relevant performance goals and the relative weighting of such goals, generally within the first 90 days of the plan year. The relative weighing and payout ranges for annual bonuses will be set forth in a participant’s bonus award notice for the year. Within 60 days following the end of a plan year, the administrator will certify whether and to what extent the applicable performance goals have been met and determine the actual amount of the annual bonuses payable with respect to such year. A participant will be eligible to receive an annual bonus if the participant was employed through December 31 of the plan year.

If awarded a long-term bonus pool percentage, a participant will be eligible to receive a long-term bonus with respect to such plan year. Long-term bonuses may be paid in cash and/or in the form of equity interests in NSAM, the Company or one of their subsidiaries, as determined by the administrator. The vesting, payment and/or the amount of a participant’s long-term bonus for a plan year may be tied to the achievement of performance goals for the relevant long-term bonus performance period, a participant’s continued employment with NSAM for such period and/or such other criteria as may be established by the administrator and set forth in participants’ bonus award notices for such plan year. Performance goals for each long-term bonus performance period shall be determined by the administrator generally within 90 days after the beginning of the plan year. The administrator may establish ranges within such performance goals that correspond to the payout of different fixed percentages of the maximum long-term bonus that a participant is eligible to receive. Equity awards granted with respect to long-term bonuses may also be subject to additional no-sale restrictions as determined by the administrator.

If a participant’s employment is terminated by NSAM without cause (as defined in the participant’s employment or other service agreement with NSAM), by the participant with good reason (as defined in the participant’s employment or other service agreement with NSAM), or terminates due to the participant’s death or disability (a “Qualifying Termination”) the participant will remain eligible to receive a pro-rated annual bonus if and to the extent that the applicable performance goals for the plan year are achieved. In the event of a change of control (which under the Incentive Plan includes a change of control of the Company or of NSAM), participants will be eligible to receive an annual bonus assuming all performance goals are achieved, but calculated based on a bonus pool that is adjusted to reflect the shortened plan year. The terms and conditions relating to treatment of long-term bonuses upon a participant’s termination of employment and change of control will be set forth in the participant’s bonus award notice.

The NSAM Incentive Plan also amends awards made under the Company’s Executive Incentive Bonus Plan to provide that, upon a change of control (as defined in such plan), certain no-sale restrictions applicable to long-term bonuses previously awarded under such plan will expire and the pro-rata percentage of performance-based restricted stock units that will vest will equal the greater of (i) the pro-rata portion of the performance period that has elapsed (as

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currently provided in such plan) or (ii) the amount that would have been earned if the Company’s stock price at the end of the applicable performance period equaled the Company’s stock price as of the date of the change of control.

Prior to the completion of the anticipated spin-off of NSAM from the Company, the Compensation Committee of the Board of Directors of the Company will administer the NSAM Incentive Plan. Following the completion of the spin off, the Compensation Committee of the board of directors of NSAM will administer the NSAM Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northstar realty finance corp.

Date: April 3, 2014	By:	/s/ Ronald J. Lieberman

Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

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